Exhibit (24)
                              POWER OF ATTORNEY

       The undersigned, individually, hereby appoint Gail Deegan, Donald B. Reed and Morrison DeS. Webb, and each of them singly, as attorneys for them, to execute and file with the Securities and Exchange Commission, an Annual Report for New England Telephone and Telegraph Company on Form 10-K, thereafter to execute and file amendments or supplements, if any, thereto on Form 8, and to do and perform any and every act necessary or appropriate in connection therewith. The undersigned further hereby ratify and confirm all such acts done or performed by virtue hereof.

       Each of the undersigned has executed this document this 15th day of March, 1994.

Kenneth M. Curtis, Director

Gerhard M. Freche, Director

Thomas F. Gilbane, Jr., Director

L. F. Hackett, Director

Ronald A. Homer, Director

Anna Faith Jones, Director

Jane E. Newman, Director

Paul C. O'Brien, Chairman of the Board

Donald B. Reed, President and Chief Executive Officer

Ivan Seidenberg, Director

Ira Stepanian, Director

Kimon S. Zachos, Director

                                       COMMONWEALTH OF MASSACHUSETTS)
                                       COUNTY OF SUFFOLK) s.s.


       On the 15th day of March, 1994, personally appeared before me each of the Officers and Directors, all to me known to be the person described in and who executed the foregoing instrument, and each such person duly acknowledged that he or she executed and delivered the same for the purpose herein expressed.

                                             Joanne E. Harrington
                                                 Notary Public
                                             My Commission expires 09-30-94